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                                                                    EXHIBIT 99.4

                               Offer to Exchange
                            Notes due March 15, 2023
                          for Any and All Outstanding
                            Notes due March 15, 2023
                                       of
                        Morgan Stanley Aircraft Finance

To Our Clients:

     We are enclosing herewith a Prospectus dated      , 1998, of Morgan Stanley
Aircraft Finance ("MSAF") and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by MSAF to exchange five subclasses of its Notes due March 15, 2023 (the "New Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of each of the five subclasses of its issued and outstanding Notes due March 15, 2023 (the "Old Notes") upon the terms and subject to the conditions set forth in the Exchange Offer.

     PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON        , 1998, UNLESS EXTENDED.

     The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

     We are the participants in the book-entry transfer facility of Old Notes held by us for your account. A tender of such Old Notes can be made only by us as the participant in the book-entry transfer facility and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

     We request instruction as to whether you wish to tender any or all of any subclass of Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner.

     Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to MSAF that (i) the New Notes acquired in the Exchange Offer are
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being obtained in the ordinary course of business of the person receiving such
New Notes, (ii) the holder of the Old Notes has no arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the holder is not a broker-dealer or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, the holder is not engaged in and does not intend to participate in a distribution of the New Notes and
(iv) the holder is not an "affiliate" of MSAF within the meaning of Rule 405 under the Securities Act. If the tendering holder is a broker-dealer (whether or not it is also an "affiliate" of MSAF) that will receive New Notes for its own account pursuant to the Exchange Offer, we will represent on behalf of such broker-dealer that the Old Notes to be exchanged for the New Notes were acquired by it as a result of marketing-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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                                                                    EXHIBIT 99.4

                                 INSTRUCTION TO
                   BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
                                       OF

                        Morgan Stanley Aircraft Finance

                            Notes due March 15, 2023

To   Participant of the
     Book-Entry Transfer Facility

     The undersigned hereby acknowledges receipt of the Prospectus dated
- , 1998 (the "Prospectus") of Morgan Stanley Aircraft Finance ("MSAF"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute MSAF's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

     The aggregate face amount of each subclass of Old Notes held by you for the account of the undersigned is (fill in amount):

     $          of the Subclass ________ Notes due March 15, 2023

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

     [ ] to TENDER the following subclass of Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, (if any):

     $          of the Subclass ________ Notes due March 15, 2023
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     [ ]NOT to tender any Old Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Old notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, (ii) the undersigned has no arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, the undersigned is not engaged in and does not intend to participate in the distribution of such New notes and (iv) the undersigned is not an "affiliate" of MSAF within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). If the undersigned is a broker-dealer (whether or not it is also an "affiliate" of MSAF) that will receive New Notes for its own account pursuant to the Exchange Offer, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


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                                   SIGN HERE



Name of beneficial owner(s):____________________________________________________


Signature(s): __________________________________________________________________


Name(s) (please print):_________________________________________________________


Address: _______________________________________________________________________


Telephone Number: ______________________________________________________________


Taxpayer identification or Social Security Number:

________________________________________________________________________________


________________________________________________________________________________


Date: __________________________________________________________________________





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